UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50298	98-0376008
(Commission File Number)	(IRS Employer Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel, 91390
(Address of Principal Executive Offices) (Zip Code)

+972-2-566-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2015, Oramed Pharmaceuticals Inc. (the “Company”) entered into a letter agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“HCW”), pursuant to which HCW agreed to serve as exclusive agent, advisor or underwriter in any offering of the Company occurring between June 4, 2015 and July 4, 2015.  On June 5, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”): (1) an aggregate of 714,286 of shares (the “Shares”) of the Company’s common stock at a price of $7.50 per Share to six investors (the “Purchasers”) and (2) at the option of each Purchaser (the “Overallotment Right”), additional shares of the Company’s common stock (the “Overallotment Shares” and, together with the Shares, the “Offering Shares”) up to the number equal to the number of Shares purchased by such Purchaser and at a price of $10.00 per Overallotment Share. The closing of the sale of the Shares is expected to occur on or about June 10, 2015 (the “Initial Closing Date”), subject to the satisfaction of customary closing conditions.  The Overallotment Right shall be exercisable beginning at the six-month anniversary of the Initial Closing Date and shall remain exercisable until the 18-month anniversary of the Initial Closing Date.  The net proceeds to the Company from the Offering, after deducting HCW’s fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $4,900,000.

The Offering Shares will be issued pursuant to a prospectus supplement dated as of June 5, 2015, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. No. 333-193557), which became effective on April 10, 2014, and the base prospectus dated as of April 10, 2014 contained in such registration statement.  This Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For its services in the Offering, HCW will receive a fee equal to 7% of the gross proceeds raised in the Offering and an expense allowance of 1% of the gross proceeds raised in the Offering, as well as warrants to purchase the number of shares of common stock of the Company equal to 4% of the Offering Shares, exercisable for a period of three years and with an exercise price of $10.00 per share.

Copies of the Engagement Letter and the form of Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits. The Engagement Letter and the Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report states that the Offering is expected to close on or about June10, 2015. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Engagement Letter, dated as of June 4, 2015, between the Company and H.C. Wainwright & Co., LLC.

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

10.1	Form of Securities Purchase Agreement, dated June 4, 2015 between the Company and the Purchasers in the Offering.

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO
Dated: June 5, 2015